PUBLIC STEERS(R) SERIES 1998 MCIC-P1 TRUST





                             AMENDMENT NO. 1 TO THE
                                SERIES SUPPLEMENT

                                     between

                         MERRILL LYNCH DEPOSITOR, INC.,

                                  as Depositor,

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,

                    as Trustee and as Securities Intermediary











                            Dated as of June 11, 1998




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                  AMENDMENT NO. 1 dated as of June 11, 1998 by and between
MERRILL LYNCH DEPOSITOR, INC. (the "Depositor") and THE UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee") and as securities intermediary (the "Securities Intermediary") of the PUBLIC STEERS(R) SERIES 1998 MCIC-P1 TRUST (the "Trust"), pursuant to which the Depositor and the Trustee and Securities Intermediary agree to amend the terms of the Trust Agreement, consisting of the Standard Terms for Trust Agreements dated as of February 20, 1998 by and between the Depositor and the Trustee and Securities Intermediary (the "Standard Terms"), as amended and supplemented by the Series Supplement dated as of April 8, 1998 by and between the Depositor and the Trustee and Securities Intermediary (the "Series Supplement" and, together with the Standard Terms, the "Trust Agreement"). In accordance with Section 11.01 of the Standard Terms and Section 15 of the Series Supplement, the Depositor and the Trustee and Securities Intermediary hereby amend the terms of the Trust Agreement as follows:

         1) The definition of "Collection Period" in Section 2 of the Series Supplement is hereby deleted in its entirety and replaced to read as follows:

                  "Collection Period": (i) With respect to each June 15 Distribution Date, the period beginning on the day after the December 15 Distribution Date of the previous year and ending on such June 15 Distribution Date, inclusive, except for the June 15, 1998 Distribution Date, as to which the Collection Period shall be the period beginning on the day after the Cut-off Date and ending on such June 15, 1998 Distribution Date, inclusive, and (ii) with respect to each December 15 Distribution Date, the period beginning on the day after the June 15 Distribution Date of that year and ending on such December 15 Distribution Date, inclusive; provided, however, that clauses (i) and (ii) shall be subject to Section 9(c) hereof.




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                                        2

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed by their respective authorized officers as of the date first written above.

                                        Merrill Lynch Depositor, Inc.,
                                         as Depositor


                                        By:      /S/ BARRY N. FINKELSTEIN
                                           -------------------------------------
                                            Name:       Barry N. Finkelstein
                                            Title:      Secretary


                                        United States Trust Company of New York,
                                         as Trustee


                                        By:      /S/ ANDRES E. SERRANO
                                           -------------------------------------
                                            Name:       Andres E. Serrano
                                            Title:      Vice President


                                        United States Trust Company of New York,
                                          as Securities Intermediary


                                        By:      /S/ ANDRES E. SERRANO
                                           -------------------------------------
                                            Name:       Andres E. Serrano
                                            Title:      Vice President